Exhibit 10.1

SECOND AMENDMENT AND NOTE MODIFICATION AGREEMENT

THIS AGREEMENT is made as of the 28th day of December, 2006, by and among KVH Industries, Inc., a Delaware limited liability company with its principal place of business located at 50 Enterprise Center, Middletown, Rhode Island (the “Borrower”), and Bank of America, N.A. (successor-by-merger with Fleet National Bank and assignee of Banc of America Leasing & Capital, LLC [itself a successor-by-merger with Fleet Capital Corporation]), a national banking association with a place of business located at 111 Westminster Street, Providence, Rhode Island (the “Bank”).

PURPOSE:

On July 17, 2003, the Borrower, Fleet Capital Corporation (predecessor-in-interest to Banc of America Leasing & Capital, LLC) and Fleet National Bank (predecessors-in-interest to the Bank, as issuing lender and cash management bank) entered into, among other things, that certain Amended and Restated Credit and Security Agreement (the “Credit Agreement”) providing for a $15,000,000 line of credit (the “Line”) to the Borrower.

As further evidence of the Line, the Borrower executed and delivered to Fleet Capital Corporation that certain Revolving Credit Note dated July 17, 2003, in the amount of $15,000,000 (the “Note”).

Banc of America Leasing & Capital, LLC assigned all of its rights in and to the Credit Agreement and the Note, together with any and all other documents executed and/or prepared in connection therewith (collectively, the “Financing Documents”), to the Bank pursuant to that certain Assignment and Assumption and Amendment and Note Modification Agreement dated as of July 17, 2006, by and among the Borrower, Banc of America Leasing & Capital, LLC and the Bank (the “First Amendment”), which First Amendment also amended certain terms and conditions contained in the Financing Documents.

The Bank and the Borrower are desirous of further amending the maturity date of the Line.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement):

1. The reference to “December 31, 2006” appearing: (a) in the definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement, as amended, and (b) as the maturity date in the Note, as amended, is hereby further amended to read “December 31, 2008”.

2. Except as modified hereby, the Borrower hereby affirms and restates all of the covenants and agreements made and set forth in the Financing Documents, the First Amendment and any and all other documents executed in connection therewith.

3. All references to the Credit Agreement appearing in the Note, the First Amendment and any and all other documents executed in connection therewith, as the Credit Agreement may be otherwise defined or referred to therein, shall be deemed to mean the Credit Agreement as amended hereby.

4. All references to the Note appearing in the Credit Agreement, the First Amendment and any and all other documents executed in connection therewith, as the Note may be otherwise defined or referred to therein, shall be deemed to mean the Note as amended hereby.

5. Any provision of this Agreement which is prohibited or unenforceable under any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6. This Agreement is intended by the parties hereto as a final expression of this Agreement and is also intended as a complete and exclusive statement of the terms hereof. No course of dealing, course of performance or trade usage, and no parol or evidence of any nature shall be used to supplement or modify any terms hereof.

7. This Agreement has been negotiated, executed, and delivered in, and shall be deemed to have been made in the State of Rhode Island, and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Rhode Island.

8. An original of this Agreement shall be attached to and made a part of the Note and shall constitute an allonge thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

WITNESS:	KVH Industries, Inc.

By:

Bank of America, N.A.

By:
Scott A. McCaughey, Vice President

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